Worthington Enterprises Reports Second Quarter Fiscal 2025 Results

COLUMBUS, Ohio, December 17, 2024 – Worthington Enterprises, Inc. (NYSE: WOR), a market-leading designer and manufacturer of innovative products and solutions that serve customers in the building products and consumer products end markets, today reported results for its fiscal 2025 second quarter ended November 30, 2024.

Second Quarter Highlights (all comparisons to the second quarter of fiscal 2024):

•
Net sales of $274.0 million, decreased 8% driven by the deconsolidation of the former Sustainable Energy Solutions segment (“SES”)
•
Adjusted EPS of $0.60 from continuing operations (diluted), up 5% and adjusted EBITDA of $56.2 million, up 2%, despite lower net sales
•
Repurchased 200,000 shares of common stock for $8.1 million leaving 5,715,000 shares remaining on the Company’s share repurchase authorization
•
Declared a quarterly dividend of $0.17 per share payable on March 28, 2025, to shareholders of record at the close of business on March 14, 2025

Financial highlights, on a continuing operations basis, for the current year and prior year quarters are as follows:

(U.S. dollars in millions, except per share amounts)	2Q 2025	2Q 2024

Net sales	$274.0	$298.2
Operating income (loss)	3.5	(14.4)
Earnings before income taxes	37.1	24.5
Net earnings from continuing operations	28.3	17.9
Earnings per share (“EPS”) from continuing operations - diluted	0.56	0.36

Additional Non-GAAP Financial Measures (1)
Adjusted operating income	$6.1	$2.4
Adjusted EBITDA from continuing operations	56.2	55.0
Adjusted EPS from continuing operations - diluted	0.60	0.57

(1)
Refer to the “Use of Non-GAAP Financial Measures and Definitions” for additional information regarding our use of non-GAAP measures, including reconciliation to the most comparable GAAP measures.

“We delivered solid financial results for the quarter despite mild but persistent macro headwinds, achieving year over year and sequential growth in adjusted EBITDA and adjusted EPS,” said Worthington Enterprises President and CEO Joe Hayek. “Consumer Products’ earnings growth was driven by increased volumes and improved gross margins. Building Products generated higher earnings driven by the inclusion of Ragasco and stronger contributions from WAVE."

Worthington Enterprises

December 17, 2024

Consolidated Quarterly Results

Net sales for the second quarter of fiscal 2025 were $274.0 million, a decrease of $24.2 million, or 8.1%, from the prior year quarter, primarily driven by the deconsolidation of SES during the fourth quarter of fiscal 2024. Net sales in the prior year quarter include $27.5 million related to SES, which is now operated as an unconsolidated joint venture and results are reported within equity income on the consolidated statement of earnings beginning June 1, 2024.

Operating income of $3.5 million was favorable $17.9 million to the operating loss in the prior year quarter due to certain nonrecurring effects of the separation of the former Steel Processing business (“Separation”) in the prior year, including one-time Separation costs and stranded corporate costs eliminated post-Separation, partially offset by higher restructuring and other expense in the current quarter. Excluding these items, adjusted operating income was $6.1 million, an increase of $3.8 million over the prior year quarter, primarily driven by the inclusion of Ragasco, which was acquired on June 3, 2024, along with higher overall gross margin.

Equity income decreased $4.1 million from the prior year quarter to $34.6 million, on lower contributions from ClarkDietrich in the current year quarter and the $2.8 million gain in the prior year quarter related to the divestiture of the Brazilian operations of the engineered cabs joint venture. These headwinds were partially offset by a $3.1 million increase in equity earnings from WAVE. ClarkDietrich contributed equity earnings of $9.7 million, down $4.0 million from the prior year quarter, but up $1.0 million sequentially from the first quarter of fiscal 2025.

Income tax expense was $9.1 million in the second quarter of fiscal 2025 compared to $6.6 million in the prior year quarter. The increase was driven by higher pre-tax earnings from continuing operations, partially offset by a lower estimated annual effective tax rate of 24.1%, down from 25.7% in the prior year quarter.

Balance Sheet and Cash Flow

The Company ended the quarter with cash of $193.8 million, down $50.4 million from May 31, 2024, primarily driven by the acquisition of Ragasco. During the second quarter, the Company generated operating cash flow of $49.1 million, of which $15.2 million was invested in capital projects, including approximately $4.9 million related to previously announced facility modernization projects.

Total debt at quarter end consisted entirely of long-term debt and was relatively unchanged from May 31, 2024, at $295.7 million. The Company had no borrowings under its revolving credit facility as of November 30, 2024, leaving $500.0 million available for future use.

Quarterly Segment Results

Consumer Products generated net sales of $116.7 million during the second quarter of fiscal 2025, down $2.6 million, or 2.2%, from the prior year quarter, primarily driven by a less favorable product mix that was partially offset by higher volumes. Adjusted EBITDA was $15.5 million, up $2.8 million over the prior year quarter, on the combined impact of higher volumes and gross margin improvement partially offset by higher SG&A expense.

Building Products generated net sales of $157.3 million during the second quarter of fiscal 2025, an increase of $6.0 million, or 4.0%, over the prior year quarter on contributions from Ragasco, partially offset by lower overall volumes. Adjusted EBITDA of $47.2 million, was up $1.4 million over the prior year quarter, as contributions from Ragasco and higher equity income from WAVE were partially offset by the combined impact of lower volumes and lower contributions of equity income from ClarkDietrich.

Worthington Enterprises

December 17, 2024

Outlook

“Our team continues to navigate the current environment effectively, maintaining a strong focus on delivering value-added solutions and products for our customers,” Hayek said. “While we are pleased with our performance, we continue to set our sights higher. We have improved our value propositions in multiple product lines over the last year, and we are very well positioned as growth returns to our end markets. Led by our people-first, performance-based culture, leveraging a solid balance sheet and a commitment to transformation, innovation and M&A, we are confident in our ability to optimize our business, drive sustainable growth and deliver long-term value to our shareholders.”

Conference Call

The Company will review fiscal 2025 second quarter results during its quarterly conference call on December 18, 2024, at 8:30 a.m. Eastern Time. Details regarding the conference call can be found on the Company website at www.WorthingtonEnterprises.com.

About Worthington Enterprises

Worthington Enterprises (NYSE: WOR) is a designer and manufacturer of market-leading brands that help enable people to live safer, healthier and more expressive lives. The Company operates with two primary business segments: Building Products and Consumer Products. The Building Products segment includes cooking, heating, cooling and water solutions, architectural and acoustical grid ceilings and metal framing and accessories. The Consumer Products segment provides solutions for the tools, outdoor living and celebrations categories. Product brands within the Worthington Enterprises portfolio include Balloon Time®, Bernzomatic®, Coleman® (propane cylinders), CoMet®, Garden Weasel®, General®, HALO™, Hawkeye™, Level5 Tools®, Mag Torch®, NEXI™, Pactool International®, PowerCore™, Ragasco®, Well-X-Trol® and XLite™, among others. The Company also serves the growing global hydrogen ecosystem via a joint venture focused on on-board fueling systems and gas containment solutions.

Headquartered in Columbus, Ohio, Worthington Enterprises and its joint ventures employ approximately 6,000 people throughout North America and Europe.

Founded in 1955 as Worthington Industries, Worthington Enterprises follows a people-first Philosophy with earning money for its shareholders as its first corporate goal. Worthington Enterprises achieves this outcome by empowering its employees to innovate, thrive and grow with leading brands in attractive markets that improve everyday life. The Company engages deeply with local communities where it has operations through volunteer efforts and The Worthington Companies Foundation, participates actively in workforce development programs and reports annually on its corporate citizenship and sustainability efforts. For more information, visit worthingtonenterprises.com.

Safe Harbor Statement

Selected statements contained in this release constitute “forward-looking statements,” as that term is used in the Private Securities Litigation Reform Act of 1995 (the “Act”). The Company wishes to take advantage of the safe harbor provisions included in the Act. Forward-looking statements reflect the Company’s current expectations, estimates or projections concerning future results or events. These statements are often identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “should,” “would,” “intend,” “plan,” “will,” “likely,” “estimate,” “project,” “position,” “strategy,” “target,” “aim,” “seek,” “foresee” and similar words or phrases. These forward-looking statements include, without limitation, statements relating to: future or expected cash positions, liquidity and ability to access financial markets and capital; outlook, strategy or business plans; the anticipated benefits of the separation of the Company’s Steel Processing business (the “Separation); the expected financial and operational performance of, and future opportunities for, the Company following the Separation; the Company’s performance on a pro forma basis to illustrate the estimated effects of the Separation on historical periods; the tax treatment of the Separation transaction; future or expected growth, growth potential, forward momentum, performance, competitive position, sales, volumes, cash flows, earnings, margins, balance sheet strengths, debt, financial condition or other financial measures; pricing trends for raw materials and finished goods and the impact of pricing changes; the ability to improve or maintain margins; expected demand or demand trends for the

Worthington Enterprises

December 17, 2024

Company or its markets; additions to product lines and opportunities to participate in new markets; expected benefits from transformation and innovation efforts; the ability to improve performance and competitive position at the Company’s operations; anticipated working capital needs, capital expenditures and asset sales; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain and the results thereof; projected profitability potential; the ability to make acquisitions and the projected timing, results, benefits, costs, charges and expenditures related to acquisitions, joint ventures, headcount reductions and facility dispositions, shutdowns and consolidations; projected capacity and the alignment of operations with demand; the ability to operate profitably and generate cash in down markets; the ability to capture and maintain market share and to develop or take advantage of future opportunities, customer initiatives, new businesses, new products and new markets; expectations for Company and customer inventories, jobs and orders; expectations for the economy and markets or improvements therein; expectations for generating improving and sustainable earnings, earnings potential, margins or shareholder value; effects of judicial rulings; the ever-changing effects of the novel coronavirus (“COVID-19”) pandemic and the various responses of governmental and nongovernmental authorities thereto on economies and markets, and on our customers, counterparties, employees and third-party service providers; and other non-historical matters.

Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, those that follow: the uncertainty of obtaining regulatory approvals in connection with the Separation, including rulings from the Internal Revenue Service; the Company’s ability to successfully realize the anticipated benefits of the Separation; the risks, uncertainties and impacts related to the COVID-19 pandemic – the duration, extent and severity of which are impossible to predict, including the possibility of future resurgence in the spread of COVID-19 or variants thereof – and the availability, effectiveness and acceptance of vaccines, and other actual or potential public health emergencies and actions taken by governmental authorities or others in connection therewith; the effect of national, regional and global economic conditions generally and within major product markets, including significant economic disruptions from COVID-19, the actions taken in connection therewith and the implementation of related fiscal stimulus packages; the effect of conditions in national and worldwide financial markets, including inflation, increases in interest rates and economic recession, and with respect to the ability of financial institutions to provide capital; the impact of tariffs, the adoption of trade restrictions affecting the Company’s products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; changing oil prices and/or supply; product demand and pricing; changes in product mix, product substitution and market acceptance of the Company’s products; volatility or fluctuations in the pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities, labor and other items required by operations (especially in light of the COVID-19 pandemic and Russia’s invasion of Ukraine); effects of sourcing and supply chain constraints; the outcome of adverse claims experience with respect to workers’ compensation, product recalls or product liability, casualty events or other matters; effects of facility closures and the consolidation of operations; the effect of financial difficulties, consolidation and other changes within the steel, automotive, construction and other industries in which the Company participates; failure to maintain appropriate levels of inventories; financial difficulties (including bankruptcy filings) of original equipment manufacturers, end-users and customers, suppliers, joint venture partners and others with whom the Company does business; the ability to realize targeted expense reductions from headcount reductions, facility closures and other cost reduction efforts; the ability to realize cost savings and operational, sales and sourcing improvements and efficiencies, and other expected benefits from transformation initiatives, on a timely basis; the overall success of, and the ability to integrate, newly-acquired businesses and joint ventures, maintain and develop their customers, and achieve synergies and other expected benefits and cost savings therefrom; capacity levels and efficiencies, within facilities, within major product markets and within the industries in which the Company participates as a whole; the effect of disruption in the business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, labor shortages, interruption in utility services, civil unrest, international conflicts (especially in light of Russia’s invasion of Ukraine), terrorist activities or other causes; changes in customer demand, inventories, spending patterns, product choices, and supplier choices; risks associated with doing business internationally, including economic, political and social instability (especially in light of Russia’s invasion of Ukraine), foreign currency exchange rate exposure and the acceptance of the Company’s products in global markets; the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment; the effect of inflation, interest rate increases and economic recession, which may negatively impact the Company’s operations and financial results; deviation of actual results from estimates and/or assumptions used by the Company in the application of its significant accounting policies; the level of imports and import prices in the Company’s markets; the impact of environmental laws and regulations or the actions of the United States Environmental Protection Agency or similar regulators which increase costs or limit the Company’s ability to use or sell certain products; the impact of increasing environmental, greenhouse gas emission and sustainability regulations and considerations; the impact of judicial rulings and governmental regulations, both in the United States and abroad, including those adopted by the United States Securities and Exchange Commission and other governmental agencies as contemplated by the Coronavirus Aid, Relief and Economic Security (CARES) Act, the Consolidated Appropriations Act, 2021, the American Rescue Plan Act of 2021, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the effect of healthcare laws in the United States and potential changes for such laws, especially in light of the COVID-19 pandemic, which may increase the Company’s healthcare and other costs and negatively impact the Company’s operations and financial results; the effects of tax laws in the United States and potential changes for such laws,

Worthington Enterprises

December 17, 2024

which may increase the Company’s costs and negatively impact the Company’s operations and financial results; cyber security risks; the effects of privacy and information security laws and standards; and other risks described from time to time in the Company’s filings with the United States Securities and Exchange Commission, including those described in “Part I – Item 1A. – Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2024.

Forward-looking statements should be construed in the light of such risks. The Company notes these factors for investors as contemplated by the Act. It is impossible to predict or identify all potential risk factors. Consequently, readers should not consider the foregoing list to be a complete set of all potential risks and uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company does not undertake, and hereby disclaims, any obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

WORTHINGTON ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	November 30,		November 30,
	2024	2023	2024	2023
Net sales	$274,046	$298,229	$531,354	$610,147
Cost of goods sold	199,987	234,951	394,800	477,239
Gross profit	74,059	63,278	136,554	132,908
Selling, general and administrative expense	67,918	70,583	133,954	145,128
Restructuring and other expense, net	2,620	6	3,778	6
Separation costs	-	7,056	-	9,466
Operating income (loss)	3,521	(14,367)	(1,178)	(21,692)
Other income (expense):
Miscellaneous income, net	65	714	551	1,013
Loss on extinguishment of debt	-	-	-	(1,534)
Interest expense, net	(1,033)	(472)	(1,522)	(1,546)
Equity in net income of unconsolidated affiliates	34,556	38,668	70,048	84,092
Earnings before income taxes	37,109	24,543	67,899	60,333
Income tax expense	9,100	6,609	15,882	15,569
Net earnings from continuing operations	28,009	17,934	52,017	44,764
Net earnings from discontinued operations	-	10,233	-	83,106
Net earnings	28,009	28,167	52,017	127,870
Net earnings (loss) attributable to noncontrolling interests	(251)	3,865	(496)	7,461
Net earnings attributable to controlling interest	$28,260	$24,302	$52,513	$120,409

Amounts attributable to controlling interest:
Net earnings from continuing operations	$28,260	$17,934	$52,513	$44,764
Net earnings from discontinued operations	-	6,368	-	75,645
Net earnings attributable to controlling interest	$28,260	$24,302	$52,513	$120,409

Earnings per share from continuing operations - basic	$0.57	$0.36	$1.06	$0.91
Earnings per share from discontinued operations - basic	-	0.13	-	1.55
Net earnings per share attributable to controlling interest - basic	$0.57	$0.49	$1.06	$2.46

Earnings per share from continuing operations - diluted	$0.56	$0.36	$1.04	$0.89
Earnings per share from discontinued operations - diluted	-	0.13	-	1.51
Net earnings per share attributable to controlling interest - diluted	$0.56	$0.49	$1.04	$2.40

Weighted average common shares outstanding - basic	49,464	49,186	49,475	49,013
Weighted average common shares outstanding - diluted	50,138	50,042	50,264	50,102

Cash dividends declared per share	$0.17	$0.32	$0.34	$0.64

CONSOLIDATED BALANCE SHEETS

WORTHINGTON ENTERPRISES, INC.

(In thousands)

	November 30,	May 31,
	2024	2024
Assets
Current assets:
Cash and cash equivalents	$193,805	$244,225
Receivables, less allowances of $2,553 and $343, respectively	184,925	199,798
Inventories
Raw materials	74,921	66,040
Work in process	10,577	11,668
Finished products	93,965	86,907
Total inventories	179,463	164,615
Income taxes receivable	9,417	17,319
Prepaid expenses and other current assets	35,389	47,936
Total current assets	602,999	673,893
Investment in unconsolidated affiliates	135,218	144,863
Operating lease assets	23,015	18,667
Goodwill	369,799	331,595
Other intangibles, net of accumulated amortization of $89,638 and $83,242, respectively	244,102	221,071
Other assets	22,309	21,342
Property, plant and equipment:
Land	8,632	8,657
Buildings and improvements	129,684	123,478
Machinery and equipment	356,678	321,836
Construction in progress	27,330	24,504
Total property, plant and equipment	522,324	478,475
Less: accumulated depreciation	262,749	251,269
Total property, plant and equipment, net	259,575	227,206
Total assets	$1,657,017	$1,638,637

Liabilities and equity
Current liabilities:
Accounts payable	$83,262	$91,605
Accrued compensation, contributions to employee benefit plans and related taxes	28,499	41,974
Dividends payable	9,040	9,038
Other accrued items	42,357	29,061
Current operating lease liabilities	5,396	6,228
Income taxes payable	910	470
Total current liabilities	169,464	178,376
Other liabilities	60,305	62,243
Distributions in excess of investment in unconsolidated affiliate	110,763	111,905
Long-term debt	295,721	298,133
Noncurrent operating lease liabilities	18,090	12,818
Deferred income taxes	89,716	84,150
Total liabilities	744,059	747,625
Shareholders' equity - controlling interest	911,321	888,879
Noncontrolling interests	1,637	2,133
Total equity	912,958	891,012
Total liabilities and equity	$1,657,017	$1,638,637

WORTHINGTON ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		Six Months Ended
	November 30,		November 30,
	2024	2023	2024	2023
Operating activities:
Net earnings	$28,009	$28,167	$52,017	$127,870
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	11,927	28,007	23,757	56,332
Impairment of long-lived assets	-	-	-	1,401
Provision for (benefit from) deferred income taxes	2,682	1,968	(2,855)	(3,485)
Loss on extinguishment of debt	-	-	-	1,534
Bad debt expense (income)	2,069	345	2,061	(454)
Equity in net income of unconsolidated affiliates, net of distributions	4,268	(4,129)	7,721	6,096
Net gain on sale of assets	(508)	(439)	(526)	(334)
Stock-based compensation	5,937	6,175	9,862	10,691
Changes in assets and liabilities, net of impact of acquisitions:
Receivables	(18,636)	76,704	9,530	67,861
Inventories	7,836	103,150	1,430	38,823
Accounts payable	447	(75,373)	(12,646)	(75,095)
Accrued compensation and employee benefits	(2,021)	2,794	(13,466)	(9,220)
Other operating items, net	7,043	(32,379)	13,314	(27,334)
Net cash provided by operating activities	49,053	134,990	90,199	194,686

Investing activities:
Investment in property, plant and equipment	(15,161)	(32,876)	(24,790)	(62,174)
Acquisitions, net of cash acquired	731	(21,013)	(88,156)	(21,013)
Proceeds from sale of assets, net of selling costs	1,616	751	13,385	802
Investment in non-marketable equity securities	(40)	(1,500)	(2,040)	(1,540)
Investment in note receivable	-	-	-	(15,000)
Distribution from unconsolidated affiliate	-	1,085	-	1,085
Net cash used by investing activities	(12,854)	(53,553)	(101,601)	(97,840)

Financing activities:
Dividends paid	(8,969)	(17,333)	(17,085)	(33,058)
Repurchase of common shares	(8,079)	-	(14,882)	-
Proceeds from issuance of common shares, net of tax withholdings	(3,893)	(9,207)	(7,051)	(14,337)
Net proceeds from short-term borrowings (1)	-	175,000	-	172,187
Principal payments on long-term obligations	-	-	-	(243,757)
Payments to noncontrolling interests	-	-	-	(1,921)
Net cash provided (used) by financing activities	(20,941)	148,460	(39,018)	(120,886)
Increase (decrease) in cash and cash equivalents	15,258	229,897	(50,420)	(24,040)
Cash and cash equivalents at beginning of period	178,547	201,009	244,225	454,946
Cash and cash equivalents at end of period (2)	$193,805	$430,906	$193,805	$430,906

(1)
Net proceeds in fiscal 2024 consisted of borrowings under Worthington Steel’s short-term credit facilities assumed by Worthington Steel in conjunction with the Separation.
(2)
The cash flows related to discontinued operations have not been segregated in the periods presented herein. Accordingly, the consolidated statements of cash flows include the results from continuing and discontinued operations.

WORTHINGTON ENTERPRISES, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except units and per share amounts

The following provides a reconciliation of non-GAAP financial measures, including adjusted operating income, adjusted earnings before income taxes, adjusted income tax expense (benefit), adjusted net earnings from continuing operations attributable to controlling interest, and adjusted earnings per diluted share from continuing operations attributable to controlling interest, from their most comparable GAAP measure for the three and six months ended November 30, 2024 and 2023. Refer to the Use of Non-GAAP Financial Measures and Definitions section herein and non-GAAP footnotes below for further information on these measures.

	Three Months Ended November 30, 2024
		Earnings	Income	Net Earnings	Diluted
		Before	Tax	from	EPS -
	Operating	Incomes	Expense	Continuing	Continuing
	Income	Taxes	(Benefit)	Operations (1)	Operations
GAAP	$3,521	$37,109	$9,100	$28,260	0.56
Restructuring and other expense, net	2,620	2,620	(639)	1,981	0.04
Non-GAAP	$6,141	$39,729	$9,739	$30,241	$0.60

	Three Months Ended November 30, 2023
		Earnings	Income	Net Earnings	Diluted
	Operating	Before	Tax	from	EPS -
	Income	Income	Expense	Continuing	Continuing
	(Loss)	Taxes	(Benefit)	Operations (1)	Operations
GAAP	$(14,367)	$24,543	$6,609	$17,934	$0.36
Corporate costs eliminated at Separation	9,671	9,671	(2,344)	7,327	0.14
Restructuring and other expense, net	6	6	(1)	5	-
Separation costs	7,056	7,056	(1,690)	5,366	0.11
Gain on sale of assets in equity income	-	(2,780)	662	(2,118)	(0.04)
Non-GAAP	$2,366	$38,496	$9,982	$28,514	$0.57

	Six Months Ended November 30, 2024
		Earnings	Income	Net Earnings
	Operating	Before	Tax	from	Diluted EPS -
	Income	Income	Expense	Continuing	Continuing
	(Loss)	Taxes	(Benefit)	Operations (1)	Operations
GAAP	$(1,178)	$67,899	$15,882	$52,513	$1.04
Restructuring and other expense, net	3,778	3,778	(928)	2,850	0.06
Non-GAAP	$2,600	$71,677	$16,810	$55,363	$1.10

	Six Months Ended November 30, 2023
	Operating Income (Loss)	Earnings Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings from Continuing Operations (1)	Diluted EPS - Continuing Operations
GAAP	$(21,692)	$60,333	$15,569	$44,764	0.89
Corporate costs eliminated at Separation	19,343	19,343	(4,609)	14,734	0.29
Restructuring and other expense, net	6	6	(1)	5	-
Separation costs	9,466	9,466	(2,256)	7,210	0.15
Loss on extinguishment of debt	-	1,534	(366)	1,168	0.02
Gain on sale of assets in equity income	-	(2,780)	662	(2,118)	(0.04)
Non-GAAP	$7,123	$87,902	$22,139	$65,763	$1.31

(1)
Excludes the impact of noncontrolling interest

To further assist in the analysis of segment results for the three and six months ended November 30, 2024 and 2023 the following supplemental information has been provided. Reconciliations of adjusted EBITDA from continuing operations and adjusted EBITDA margin from continuing operations to the most comparable GAAP measures are provided below.

	Three Months Ended		Six Months Ended
	November 30,		November 30,
(in thousands)	2024	2023	2024	2023
Volume
Consumer Products	16,420	15,931	32,591	31,963
Building Products	3,329	3,347	6,423	7,156
Total reportable segments	19,749	19,278	39,014	39,119
Other	-	114	-	220
Consolidated	19,749	19,392	39,014	39,339

Net sales
Consumer Products	$116,748	$119,389	$234,343	$236,742
Building Products	157,298	151,303	297,011	317,231
Total reportable segments	274,046	270,692	531,354	553,973
Other	-	27,537	-	56,174
Consolidated	$274,046	$298,229	$531,354	$610,147

Adjusted EBITDA from continuing operations
Consumer Products	$15,484	$12,674	$33,259	$26,889
Building Products	47,185	45,809	86,914	105,442
Total reportable segments	62,669	58,483	120,173	132,331
Unallocated Corporate and Other	(6,456)	(3,439)	(15,524)	(11,373)
Consolidated	$56,213	$55,044	$104,649	$120,958

Adjusted EBITDA margin from continuing operations
Consumer Products	13.3%	10.6%	14.2%	11.4%
Building Products	30.0%	30.3%	29.3%	33.2%
Consolidated	20.5%	18.5%	19.7%	19.8%

Equity income by unconsolidated affiliate
WAVE (1)	$24,564	$21,428	$52,466	$49,743
ClarkDietrich (1)	9,730	13,748	18,474	30,476
Other (2)	262	3,492	(892)	3,873
Consolidated	$34,556	$38,668	$70,048	$84,092

(1)
Equity income contributed by Worthington Armstrong Venture (“WAVE”) and Clarkwestern Dietrich Building Systems LLC (“ClarkDietrich) is associated with our Building Products reportable segment
(2)
Other includes the Company’s share of the equity earnings of Taxi Workhorse, LLC and the SES joint venture.

A reconciliation from earnings before income taxes from continuing operations to the non-GAAP financial measure of adjusted EBITDA from continuing operations for the each of the periods presented is provided below.

	Three Months Ended		Six Months Ended
	November 30,		November 30,
	2024	2023	2024	2023
Earnings before income taxes (GAAP)	$37,109	$24,543	$67,899	$60,333
Plus: Net loss attributable to noncontrolling interest	251	-	496	-
Net earnings before income taxes attributable to controlling interest	37,360	24,543	68,395	60,333
Interest expense, net	1,033	472	1,522	1,546
EBIT (1)	38,393	25,015	69,917	61,879
Corporate costs eliminated at Separation	-	9,671	-	19,343
Restructuring and other expense, net	2,620	6	3,778	6
Separation costs	-	7,056	-	9,466
Loss on extinguishment of debt	-	-	-	1,534
Gain on sale of assets in equity income	-	(2,780)	-	(2,780)
Adjusted EBIT (1)	41,013	38,968	73,695	89,448
Depreciation and amortization	11,927	12,215	23,757	24,290
Stock-based compensation (2)	3,273	3,861	7,197	7,220
Adjusted EBITDA from continuing operations (non-GAAP)	$56,213	$55,044	$104,649	$120,958

Earnings before income taxes margin (GAAP)	13.5%	8.2%	12.8%	9.9%
Adjusted EBITDA margin from continuing operations (non-GAAP)	20.5%	18.5%	19.7%	19.8%

(1)
EBIT and adjusted EBIT are non-GAAP financial measures. However, these measures are not used by management to evaluate the Company's performance, engage in financial and operational planning, or to determine incentive compensation. Instead, they are included as subtotals in the reconciliation of earnings (loss) before income taxes to adjusted EBITDA from continuing operations, which is a non-GAAP financial measure used by management.
(2)
Excludes $2.7 million of stock-based compensation reported in restructuring and other expense, net in the Company’s consolidated statement of earnings for the three months ended November 30, 2024 related to the accelerated vesting of certain outstanding equity awards upon retirement of a key employee.

WORTHINGTON ENTERPRISES, INC.

USE OF NON-GAAP FINANCIAL MEASURES AND DEFINITIONS

NON-GAAP FINANCIAL MEASURES. These materials include certain financial measures that are not calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The non-GAAP financial measures typically exclude items that management believes are not reflective of, and thus should not be included when evaluating the performance of the Company’s ongoing operations. Management uses the non-GAAP financial measures to evaluate the Company’s performance, engage in financial and operational planning, and determine incentive compensation. Management believes these non-GAAP financial measures provide useful supplemental information and additional perspective on the performance of the Company’s ongoing operations and should not be considered as an alternative to the comparable GAAP measure. Additionally, management believes these non-GAAP financial measures allow for meaningful comparisons and analysis of trends in the Company’s businesses and enable investors to evaluate operations and future prospects in the same manner as management.

The following provides an explanation of each non-GAAP financial measure presented in these materials:

Adjusted operating income (loss) is defined as operating income (loss) excluding the items listed below, to the extent naturally included in operating income (loss).

Adjusted net earnings from continuing operations is defined as net earnings from continuing operations attributable to controlling interest (“net earnings from continuing operations”) excluding the after-tax effect of the excluded items outlined below.

Adjusted earnings per diluted share from continuing operations (“Adjusted EPS from continuing operations”) is defined as adjusted net earnings from continuing operations divided by diluted weighted-average shares outstanding).

Adjusted EBITDA is defined as adjusted earnings before interest, taxes, depreciation, and amortization. EBITDA is calculated by adding or subtracting, as appropriate, interest expense, net, income tax expense, depreciation, and amortization to/from net earnings from continuing operations attributable to controlling interest, which is further adjusted to exclude impairment and restructuring charges (gains) as well as other items that management believes are not reflective of, and thus should not be included when evaluating the performance of its ongoing operations, as outlined below. Adjusted EBITDA also excludes stock-based compensation due to its non-cash nature, which is consistent with how management assesses operating performance. At the segment level, adjusted EBITDA includes expense allocations for centralized corporate back-office functions that exist to support the day-to-day business operations. Public company and other governance costs are held at the corporate-level.

Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net sales.

Exclusions from Non-GAAP Financial Measures

Management believes it is useful to exclude the following items from the non-GAAP financial measures presented in this report for its own and investors’ assessment of the business for the reasons identified below. Additionally, management may exclude other items from the Non-GAAP financial measures that do not occur in the ordinary course of our ongoing business operations and note them in the reconciliation from earnings before income taxes from continuing operations to the non-GAAP financial measure of adjusted EBITDA from continuing operations.

•
Impairment charges are excluded because they do not occur in the ordinary course of our ongoing business operations, are inherently unpredictable in timing and amount, and are non-cash, which we believe facilitates the comparison of historical, current and forecasted financial results.
•
Restructuring activities, which can result in both discrete gains and/or losses, consist of established programs that are not part of our ongoing operations, such as divestitures, closing or consolidating facilities, employee severance (including rationalizing headcount or other significant changes in personnel), and realignment of existing operations (including changes to management structure in response to underlying performance and/or changing market conditions). These items are excluded because they are not part of the ongoing operations of our underlying business.
•
Separation costs, which consist of direct and incremental costs incurred in connection with the completed Separation are excluded as they are one-time in nature and are not expected to occur in period following the Separation. These costs include fees paid to third-party advisors, such as investment banking, audit and other advisory services as well as direct and incremental costs associated with the Separation of shared corporate functions. Results in the current fiscal year also include incremental compensation expense associated with the modification of unvested short and long-term incentive compensation awards, as required under the employee matters agreement executed in conjunction with the Separation.
•
Loss on early extinguishment of debt is excluded because it does not occur in the normal course of business and may obscure analysis of trends and financial performance. Additionally, the amount and frequency of this type of charge is not consistent and is significantly impacted by the timing and size of debt extinguishment transactions.
•
Corporate costs eliminated at Separation are those costs that were related to corporate resources that, post-Separation, no longer exist to support the Company’s continuing operations, but were not clearly identifiable to the former Steel Processing segment.